UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 23, 2006

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2006, Midwest Air Group, Inc. (the “Company”) appointed James R. Boris, age 62, to its Board of Directors.  It is expected that Mr. Boris, whose initial term will expire at the Company’s 2007 annual meeting of shareholders, will be appointed to the Board Affairs and Governance Committee of the Board.

Mr. Boris is currently Chairman of JB Capital Management, LLC, a private investment firm.  From 1990 until his retirement in 1999, he was Chairman and Chief Executive Officer of EVEREN Capital Corporation, the holding company for EVEREN Securities, and its predecessor firms.  Mr. Boris also serves on the boards of directors of Peoples Energy Corporation, Smurfit-Stone Container Corporation and the Chicago Board Options Exchange.

The press release issued by the Company on October 23, 2006 announcing the appointment of Mr. Boris is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.

Other Events.

On October 26, 2006, the Company issued a press release (the “Earnings Release”) announcing the quarterly financial results for its Midwest Airlines and Skyway Airlines (d/b/a Midwest Connect) operations for the quarterly period ended September 30, 2006.  A copy of the Earnings Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell Company Transactions.

Not applicable.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 23, 2006

99.2	Earnings Release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2006	MIDWEST AIR GROUP, INC.

By: /s/ Dennis J. O’Reilly
Dennis J. O’Reilly Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2006

99.2	Earnings Release dated October 26, 2006